                                                                  EXHIBIT 10.12

                               HEADS OF AGREEMENT



1.  PARTIES:                        Deschler-Group and Clark-Schwebel Inc.
                                    ("CS") and Clark-Schwebel International Inc.
                                    ("CS Intl."), legal successors to
                                    Clark-Schwebel Fiber Glass Corporation, as parties to a certain Shareholders Agreement dated January 7/8, 1993.

2.  CSI SHARE CAPITAL:              CS-Interglas AG (CSI) is a stock corporation
                                    under German law with its place of business at Erbach, registered in the Commercial
                                    Register of the Lower Court (Amtsgericht) of
                                    Ulm under HRB 2182.

                           2.1      The CSI share capital amounts to DM
                                    40.045.050 and is represented by 800.901 shares issued and outstanding in the nominal value of DM 50/share.

                           2.2      The CSI-shares are presently held as
                                    follows:

                                    Deschler-Group                431.464 shares
                                    CS Intl.                      199.000 shares
                                    independent shareholders      170.437 shares
                                                                  --------------
                                    total number of shares        800.901 shares

                                    The 199,000 CSI shares presently held by CS
                                    Intl. ("CS Intl. Shares") are blocked in a deposit account (the "Deposit Account") with Deutsche Bank AG based on the Deposit Agreement between the Deschler-Group, CS Intl. (as successor of CS and of Clark-Schwebel Fiber Glass Corporation) and Deutsche Bank AG dated as of March 25, 1993 (the "Deposit Agreement"). As soon as the conversion of the Convertible Bonds becomes effective, the obligation of CS Intl. to keep certain CSI-shares in the Deposit Account will terminate pursuant to Section
                                    5.1 of the Deposit Agreement. EXHIBIT 1 is the joint release letter of the Deschler-Group and of CS-Intl. to Deutsche Bank AG.

                           2.3 There exists a contingent authorized capital in the unused amount of DM 15.954.950. This contingent authorized capital has been established to cover conversion rights from a convertible bond issue of which still DM
                                    20.017.120 are
                                    outstanding. The conversion rate stands at 8
                                    convertible bonds in exchange for 5
                                    CSI-shares representing a nominal DM 80 per CSI share conversion rate.

                           2.4 The Deschler-Group represents and warrants that the information provided in these Heads of Agreement about the shares held by the Deschler-Group, CS Intl. and the independent shareholders, the share capital of CSI and the authorized capital are correct in all respects.

3.  CONVERSION OF
    CONVERTIBLE BONDS:     3.1      CS Intl. exercises its option to have its
                                    convertible bonds in the aggregate amount of DM 20.000.000 converted into 250.000 shares of stock of CSI, with the right to receive dividends on these shares for the period starting form April 1, 1998, such conversion being subject to the clearance by the German
                                    Merger Control Authorities (see also Section
                                    14.1 below). EXHIBIT 2 is the exercise of such option addressed to CSI as of March 31, 1998 together with the receipt by CSI executed by Prof. Dr. Mailander under a power of attorney of CSI dated as of March
                                    30, 1998 (EXHIBIT 3).

                           3.2 Subject to this conversion, the stockholding of CS Intl. will be increased to 449.000 CSI-shares.

4.  BALANCING OF
    SHARE INTEREST:        4.1      Deschler-Group and CS Intl. will following
                                    the conversion of the convertible bonds held by CS Intl. undertake to meet their obligations from their Shareholders
                                    Agreement to equally balance their mutual share interests in CSI as follows:

                                    The total number of shares presently held by Deschler-Group amounts to 431.464.

                                    The total number of shares then held by CS
                                    Intl. amounts to 449.000.

                                    50% of this joint shareholding is 440.232 shares. As a consequence thereof, CS Intl. will have to transfer to Deschler-Group
                                    8.768 shares free of any charge (the
                                    "Equalization Shares").

                           4.2 Pursuant to this balancing of the share interests between Deschler-Group and CS Intl., the CSI shareholding will be split as follows:

                                    Deschler-Group                       440.232
                                    CS Intl.                             440.232
                                    independent shareholders             170.437
                                                                       ---------
                                    Total number of shares issued and
                                    outstanding                        1.050.901

                                    with DM 17.120 convertible bonds
                                    outstanding, and held by independent
                                    shareholders, and valid for a maximum of 214
                                    shares, raising the maximum number of shares
                                    eventually issued and outstanding to
                                                                       1.051.115

                           4.3 The Deschler Group keeps deposited 76,558 CSI shares, 9,245 plus 67,313 shares, in the Deposit Account under the Deposit Agreement. Such shares owned by the Deschler-Group shall then be covered by the Deposit Agreement and only released as provided for in these Heads of Agreement and the Revised Shareholders' Agreement.

5.  SALE AND TRANSFER
    OF SHARE INTEREST:              Deschler-Group agrees to sell and to
                                    transfer to CS Intl. 18.013 CSI-shares (the
                                    "Additional Shares") in consideration for a cash payment of DM 4.750.000. The payment will become due and payable at the Closing, as defined below, in exchange for the transfer of the Additional Shares, whereby
                                    CS Intl. and the Deschler-Group shall
                                    declare a set-off between the obligation of the delivery of the Equalization Shares and 8,768 of the Additional Shares requiring
                                    Deschler-Group. to transfer and deliver to CS Intl. 9,245 of the Additional Shares.
                                    Such Additional Shares shall be delivered into the Deposit Account and covered by the Deposit Agreement.

6.  OPTION FOR
    CONTROL INTEREST:      6.1      Deschler-Group grants to CS Intl. the option
                                    to purchase 67.313 CSI-shares (the "Control
                                    Shares") which together with the other CSI shares then held by CS Intl. would vest a majority share interest in CS Intl. (440.232
                                    + 18.013 + 67.313 = 525.558 shares out of a
                                    maximum number of 1.051.115) assuming CS
                                    Intl. has not previously disposed of its CSI shares.

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                                       4

                           6.2 The option price for the Control Shares shall be DM 17.750.000.

                           6.3 The option shall be exercisable by CS Intl. by written notice at any time prior to January 10, 1999 and shall expire thereafter.

                           6.4 The option price shall be due and payable within 10 days from the date of receipt by Deschler-Group of the written option notice in exchange for the transfer and delivery to CS Intl. of the Control Shares, to be kept in the Deposit Account under the Deposit Agreement but owned by CS Intl., such payment of the option price, transfer and delivery being subject to the clearance of the acquisition of the Control Interest by the German Merger Control Authorities. Such 10-day period shall be extended by the period of time until the exercise of the option and the acquisition of the Control Interest has been cleared by the German Merger Control Authorities plus additional 10 working days from the receipt of the clearance letter by CS Intl.

7.  VOTING RIGHTS:         7.1      CS-Intl. will be entitled to the voting
                                    rights from the Additional Shares from the date of their transfer in conformity with Clause 5.

                           7.2 Equally, CS-Intl. will win the additional voting rights from the Control Shares upon their transfer in conformity with Clause 6.4.

8.  DIVIDEND RIGHTS:                Rights to receive dividends from the
                                    Additional Shares and the Control Shares will be split, with respect to the net amount of such dividend payment after deduction of all German and US taxes to be paid by CSI and CS Intl. thereon, between Deschler-Group and CS Intl. pro rata temporis with respect to the business year during which the transfer occurred. CS Intl.
                                    as transferee will pay to Deschler-Group such portion of the dividends received for the Additional Shares and for the Control
                                    Shares as will be determined by the pro rata apportionment of shareholdings on the basis of a 365 days year.

9.  RESIDUAL SHARES
    PURCHASE OPTION:       9.1.1    The Deschler Group grants to CS Intl. the
                                    option to purchase all of the residual
                                    CSI-shares held by Deschler-Group following the transfer to CS Intl. of the Additional
                                    Shares and the Control Shares, i.e. the
                                    option to purchase 354.906 CSI-shares or any smaller number of CSI-shares resulting from subsequent sales in conformity with clause
                                    9.3 (the "Residual Deschler 9.1.1 Shares").
                                    This option shall be exercisable by CS Intl.
                                    by written notice at any time through
                                    December 31, 1999 at the latest and shall expire thereafter (the "9.1.1 Option"). The option price shall cost DM 162 per share.

                           9.1.2 In case CS Intl. does not exercise the option granted in Section 6.2 with respect to the Control Interest, CS Intl. is still entitled to exercise the option for all shares remaining without the acquisition of the Control Shares ("Residual Deschler 9.1.2 Shares"). Such option shall be exercisable by CS Intl. by written notice at any time prior to December 31, 1999, at the latest, and shall expire thereafter (the "9.1.2 Option"). The Option Price shall cost DM 178,20 per share.

                           9.2 The Option Price shall be due and payable within 10 days from the date of receipt by the Deschler-Group of the written Option Notice in exchange for the transfer and delivery to CS Intl. of the Residual Deschler Shares under the 9.1.1 Option or the 9.1.2 Option, all such shares to be kept in the Deposit Account under the Deposit Agreement but owned by CS Intl., such payment of the option price, transfer and delivery being subject to the clearance by the German Merger Control Authorities. Such 10-day period shall be extended by the period of time until the exercise of the option and the acquisition of the Control Interest has been cleared by the German Merger Control Authorities plus additional 10 working days from the receipt of the clearance letter by CS Intl.

                           9.3 Deschler-Group shall during the option periods under Clause 6 or this Clause 9 not sell, give away, transfer, pledge, or assign any of these Residual Deschler Shares unless in conformity with the provisions hereunder:

                                    (1)      Deschler-Group shall be allowed to
                                             sell shares in small numbers on the
                                             Stock Exchange not exceeding during
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                                       6

                                             any CSI business year 10,000
                                             CSI-shares. Deschler-Group shall
                                             promptly inform CS Intl. of each
                                             sale of shares hereunder by quoting
                                             the number of shares sold. Upon
                                             receipt of such notice from
                                             Deschler-Group, CS Intl. shall
                                             release the respective shares from
                                             the Deposit Account by giving
                                             notice to Deutsche Bank AG, as
                                             provided for under the Deposit
                                             Agreement.

                                    (2)      Deschler-Group shall be permitted
                                             to sell blocks of 10,000 or more
                                             CSI-shares during any CSI business
                                             year by private sales to one or
                                             more third parties interested in
                                             buying those shares. CS Intl. has
                                             the right of first refusal
                                             (Vorkaufsrecht) within the meaning
                                             of Sections 504pp. of the German
                                             Civil Code (BGB) with respect to
                                             such sales hereunder. Irrespective
                                             of the right of first refusal for
                                             CS-Intl., Deschler Group shall
                                             disclose at least 20 days before
                                             such sale to third parties may take
                                             place the intention to sell and the
                                             purchasing terms with a third party
                                             to give CS-Intl. the freedom to
                                             exercise its option to buy the
                                             Residual Deschler Shares.

10. ADMITTANCE OF
    CSI SHARES TO
    STOCK EXCHANGE:                 The former CSI-bearer preferred shares have
                                    been converted into ordinary bearer shares and are registered for trading at the regulated markets at the Stuttgart and Frankfurt stock exchanges. CS Intl. and Deschler-Group agree to ask the CSI management to apply for admittance of all of the CSI-shares issued and outstanding for trading at the regulated markets (Geregelter
                                    Verkehr) of the two stock exchanges,
                                    provided that CSI has not acknowledged and will not acknowledge the German Take-Over
                                    Codex. CSI management will be mandated and authorized to render all information and all necessary support for the admittance for trading of these shares over the stock exchanges.

11. BOARD OF SUPERVISORS:           The CSI Board of Supervisors is composed of
                                    nine members of which three are elected by the CSI work force. Upon the transfer of the Control Shares to CS Intl. Mr. Walter
                                    Deschler will resign from the Board and will be elected to become its lifetime honorary chairman without a vote, though with the right to use his office at CSI premises.

                           11.1 From and after the transfer of the Control Shares to CS Intl., Deschler-Group will still be entitled to hold one seat on the CSI Board of Supervisors and CS Intl. agrees to support the election of always one Deschler-Group nominee to the Board also with the right to have one office at CSI premises reserved for his/her use. This privilege for the Deschler-Group will last until such time when Deschler-Group will no longer own 15 % or more of the CSI-shares issued and outstanding.

                           11.2 If CS' accounting firm confirms in writing that the election of two Deschler-Group nominees to the Board and the procedure agreed upon hereunder or any other mutually acceptable procedure does not prevent CS from consolidating CSI into its annual accounts under US Accounting Rules, the Deschler-Group will be entitled to hold two seats on the CSI Board of Supervisors and CS Intl. support the election of always two Deschler-Group nominees to the Board, also with the right to have one office at the CSI premises reserved for their use. This privilege for the Deschler-Group will last until such time as the Deschler-Group no longer owns 15% or more of the CSI-Shares issued and outstanding.

                                    The Deschler-Group covenants that always one of its two nominees on the Board at the request of CS Intl. shall support and vote for all resolutions proposed by CS Intl. which do not violate these Heads of Agreement or the Revised Shareholders' Agreement or which do not relate to matters requiring qualified majority of shareholders' of at least 75% of the votes in the shareholders' meeting. EXHIBIT 4 is the irrevocable power of attorney by the Deschler-Group to CS Intl. to vote in the shareholders' meeting of CSI for the resignation of such of the Deschler-Group nominees who fail to vote in favor of resolutions proposed by CS Intl. as agreed hereunder.

                           11.3 The Deschler-Group covenants that one or two additional members of the Board of Supervisors, who were nominated by the Deschler-Group, will resign from such Board within 10 days from the exercise of the option to buy the Control Interest depending on how many seats on the board of Supervisors go to CS-Intl. under Section
                                    11.1 or 11.2, respectively. The
                                    Deschler-Group shall fully back and assist
                                    CS-Intl. that its nominees shall be
                                    appointed to the Board of Supervisors
                                    instead o the two or three nominees from the Deschler-Group resigning, such appointment to be made either by application to the Commercial Register

                                    Court or in calling an extraordinary
                                    shareholders' meeting of CSI.

12. DIVIDEND POLICY:                CS Intl. and Deschler-Group agree to cause
                                    their nominees on the Board of Supervisors to vote for the proposal to the annual shareholders meeting of a dividend for the next three dividend periods as follows:

                                    -  for 1997/1998 DM 6,00 dividend plus DM
                                       2,00 bonus per share
                                    -  for 1998/1999 DM 7,00 dividend per share
                                    -  for 1999/2000 DM 7,00 dividend per share

                                    and also to vote in the shareholders meeting in favor of such proposal, always provided that the annual surplus as shown on the CSI audited balance sheet in each of the business years will be in excess of DM 12 mio.; otherwise the payouts for dividends and bonus will be reduced proportionately to the deficit below DM 12 mio. annual surplus. For subsequent periods the parties will endorse proposals for a payout of always up to 50 % of the annual surplus.

                                    CS Intl. is only required to cause their nominees on the Board of Supervisors or to vote in the shareholders' meeting in favor of the dividend policy as agreed upon above if (i) CSI has sufficient funds and liquidity to pay out such dividends, (ii) CSI is and after the payment of such dividends will be in full compliance with and can satisfy all obligations of all material agreements having an impact on the dividends, e.g. loan agreements and profit participation capital, (iii) such distributions will not impair CSI's ability to meet any of its obligations, e.g. as a joint venture partner in the proposed Philippine project, and (iv) CSI can fully meet the on-going capital requirements as projected or to be projected in the yearly budgets established by the Management Board.

                                    The annual surplus will be determined from the annual accounts in accordance with general accounting rules and procedures under German law consistently applied. CS Intl. will favorably consider the on-going appointment of Mr. Hahnemann as tax advisor to CSI, whereby CS Intl. has the freedom to arrange for the appointment of the auditors of CS as statutory auditors of CSI.

                                    Any dividend payout commitment will expire as soon as Deschler-Group no longer holds 15 % or more of the CSI-shares issued and outstanding.

13. TAKE ALONG
    COMMITMENT:                     If CS Intl. should elect within 5 years from
                                    the Closing to sell or to otherwise transfer to a party unrelated to CS Intl. by majority vote or ownership more than 35 % of all of the CSI-shares issued and outstanding
                                    Deschler-Group shall be entitled to demand from CS Intl. the procurement of a put option on a pro rata basis to the buying third party for the Residual Deschler Shares at the equivalent prices and conditions. In the event of a sale of all CSI-shares held by CS Intl. , CS Intl. has the right to require Deschler-Group to sell all its shares on the same terms and conditions as CS Intl., but at least for a price per share of DM 178,20 and Deschler-Group shall cooperate with and take reasonable steps needed to effect such sale.

14. RESERVATIONS                    1.       CS, CS Intl. and the Deschler-Group
                                             shall work together to arrange for
                                             the necessary filing of the
                                             transactions contemplated hereunder
                                             with the German Merger Control
                                             Authorities. The conversion into
                                             CSI shares under Section 3 above
                                             and the acquisition of the
                                             Additional Shares shall become part
                                             of one joint filing. EXHIBIT 5 is
                                             the confirmation by the Management
                                             Board of CSI to assist in the
                                             urgent filing for clearance with
                                             the German Merger Control
                                             Authorities and to give access to
                                             all information related thereto by
                                             freeing its respective personnel to
                                             assist in this respect.

                                    2.       The Parties shall be bound to
                                             refine these terms into a Revised
                                             Shareholders Agreement according to
                                             the terms of these Heads of
                                             Agreement, such Revised
                                             Shareholders' Agreement becoming
                                             binding and enforceable upon the
                                             procurement of all necessary
                                             consents of the merger control
                                             authorities having jurisdiction
                                             thereon. Until such Revised
                                             Shareholders' Agreement comes into
                                             force, the Shareholders' Agreement
                                             in place, as modified by its 1.
                                             Amendment dated as of October 9,
                                             1997 and as modified in these Heads
                                             of Agreement, shall be binding on
                                             the Parties hereto.

                                    3.       CS Intl. shall be entitled under
                                             such Revised Shareholders Agreement
                                             to conduct a due diligence
                                             investigation in CSI following the
                                             transfer of the Additional Shares
                                             and prior to the elapse of the
                                             option period through January 10,
                                             1999. EXHIBIT 6 contains the
                                             consent by the CSI Management Board
                                             to allow auditors and attorneys
                                             acting on behalf of

                                             CS and CS Intl. access to all
                                             relevant information, subject to
                                             standard confidentiality
                                             commitments.

                                    4.       The Closing of this transaction for
                                             the Additional Shares shall take
                                             place on April 30, 1998, 4:00 p.m.
                                             at the offices of Haver &
                                             Mailander, Lenzhalde 83 at
                                             Stuttgart, or at another time and
                                             date mutually agreed upon in case
                                             the filing for the acquisition of
                                             the Additional Shares has not been
                                             cleared by the German Merger
                                             Control Authorities by April 20,
                                             1998. There is no individual
                                             appearance of the Parties foreseen.

                                    5.       The Parties shall keep the contents
                                             under these Heads of Agreement or
                                             the revised Shareholders Agreement
                                             confidential and shall not disclose
                                             any pertinent information except as
                                             this may be required under the
                                             pertinent laws in the jurisdictions
                                             to which CS Intl. and CSI are
                                             subject, and except to potential
                                             purchasers of CS or its affiliates.

15. GENERAL TERMS:                  1.       Deschler-Group, CS and CS Intl.
                                             will terminate the existing
                                             Shareholders Agreements of January
                                             7/8, 1993, and the 1. Amendment
                                             thereto of October 9, 1997 with the
                                             execution of the Revised
                                             Shareholders Agreement.

                                    2.       The Revised Shareholders Agreement
                                             shall be negotiated in English but
                                             executed in German and shall be
                                             subject to German law.

                                    3.       The obligations of the Parties
                                             hereto shall run through until June
                                             30, 2008 which also applies to
                                             representations and warranties
                                             hereunder, unless terminated
                                             earlier by the Parties or because
                                             of obsolescence. The liability of
                                             the Deschler-Group for the
                                             representations and warranties made
                                             herein shall run for 24 months
                                             unless German law provides for a
                                             longer statute of limitations
                                             (Verjahrung).

                                    4.       German law applies to this
                                             Agreement. These Heads of Agreement
                                             shall be fully binding on the
                                             Parties hereto. German law applies
                                             excluding the CISC, if applicable.

                                    5.       Amendment, supplements or
                                             modifications of the provisions of
                                             this Agreement, including this
                                             paragraph, shall, in order to be
                                             effective, be in writing and
                                             appropriately executed by the
                                             Parties.

                                    6.       The headings in this Agreement
                                             serve only for the purpose of
                                             better orientation in the text of
                                             this Agreement. They are of no
                                             significance to the content or
                                             interpretation of this Agreement.

                                    7.       If provisions of this Agreement are
                                             totally or partially legally
                                             invalid or unenforceable, the
                                             validity of the remaining
                                             provisions shall not be affected.
                                             The same applies if there is a gap
                                             in this Agreement. In the place of
                                             the invalid or unenforceable
                                             provision, or to fill in any gap,
                                             an appropriate provision should be
                                             provided that, to the extent
                                             possible, comes as close as
                                             possible to what the Parties to
                                             this Agreement wanted, or,
                                             according to the meaning and
                                             purpose of this Agreement, would
                                             have wanted, if they had considered
                                             the issue upon drafting this
                                             Agreement or upon including a
                                             provision at some later time. This
                                             also applies when the invalidity of
                                             a provision relates to a provision
                                             in this Agreement concerning the
                                             measure of performance or time
                                             (period or date). In such cases, a
                                             provision is to be substituted that
                                             comes as close as possible to the
                                             original intent while still being a
                                             legally permissible measurement of
                                             the performance or time (period or
                                             date).

                                    8.       The members of the Deschler Group
                                             shall be deemed jointly and
                                             severally liable for all
                                             obligations entered into in this
                                             Agreement in the name of the
                                             Deschler Group. CS and CS Intl.
                                             shall equally be deemed jointly and
                                             severally liable for all
                                             obligations entered into in this
                                             agreement by either of them.

                                    9.       All formal notices to be granted
                                             under this Agreement must be in
                                             writing to be effective. They shall
                                             be deemed received no later than
                                             three days after being deposited in
                                             the mail, if at the same time as
                                             depositing such in the mail, it is
                                             also sent by telefax to the
                                             recipient, and this recipient is
                                             either the respective designated
                                             agent or

                                             if to the Deschler Group

                                                  Mr. Walter Deschler
                                                  Schaffelkinger Weg 13
                                                  Ulm/Donau, Germany
                                                  Telefax No. 49-731-3997-490
                                             and if to CS Int.

                                                  Clark-Schwebel International,
                                                  Inc. P.O. Box 2627 Anderson,
                                                  South Carolina 29622, USA
                                                  Attn:  Chief Executive Officer
                                                  Telefax No. (864) 260-6591

                                             or the designated replacement
                                             authorized recipient.

                                    10.      Exclusive venue shall be reserved
                                             for the courts having ordinary
                                             jurisdiction at Frankfurt/Main,
                                             Germany.



Date/Place: Ulm/Anderson, March 30, 1998


---------------------------------------------------
Walter Deschler
on behalf of the Deschler-Group:


a) Deschler Beteiligungsgesellschaft Burgerlichen Rechts, consisting of Mrs. Marion Deschler-Poss, Siesmayerstra(beta)e 4 A, 60323 Frankfurt

         Walter Deschler, Schaffelkinger Weg 13, 89077 Ulm/Danube

         Deschler Stiftung, Soeflingerstra(beta)e 246, 89077 Ulm/Danube, the Deschler Stiftung represented by its Managing Director, Walter Deschler

b)       Mr. Walter Deschler, Schaffelkinger Weg 13, 89077 Ulm/Danube


--------------------------------------------------
Clark-Schwebel International, Inc. and
Clark-Schwebel, Inc., both Delaware companies,
P.O. Box 2627, Anderson, South Carolina 29622, USA represented by J.P. Schwebel, Chairman and Attorney-in-Fact

                                                                       EXHIBIT 1


Deschler Beteiligungsgesellschaft Burglichen Rechts            Clark-Schwebel International, Inc.
         Mrs. Marion Deschler-Poss
         Walter Deschler
         Deschler Stiftung
         Walter Deschler

Schaffelkinger Weg 13                                          300 Delaware Avenue, Suite 523
89077 Ulm/Danube                                               Wilmington, Delaware 19801
Germany                                                        USA



Deutsche Bank AG
Ulm Branch
Munsterplatz 33
89073 Ulm

                                                               March 30, 1998


RE:      DEPOSIT OF 201,001 AND OF 199,000 BEARER SHARES OF CS INTERGLAS AG

Dear Ladies and Gentlemen:

We hereby notify you, based on the Deposit Agreement of March 25, 1993 between Deutsche Bank AG, Deschler Beteiligungsgesellschaft Burglichen Rechts and Clark-Schwebel International, Inc. as successor of Clark-Schwebel Fiber Glass Corporation that Deutsche Bank AG can release from the Deposit the 199,000 Bearer Shares of CS Interglas AG with the global certificate St. 157.679 Nr. 000 001 - 157 679 and St. 41.321 Nr. 378 695 - 420 015 and can hand over to Clark
Schwebel International, Inc. and its representative such global certificates, as well as release to the Deschler-Group from their 201,001 shares by global certificate for the shares No. 157,680 to 358,680 a number of 124,443 share but keeping 76,558 shares in deposit under the continuing Deposit Agreement of March 25, 1993. The release to the Deschler Group shall take place in exchange of the global certificate for the 201,001 shares for one or more share certificates representing 76,558 shares.

                                Yours sincerely,



      Clark-Schwebel International, Inc.                   Walter Deschler

                                                                       EXHIBIT 2

                        CLARK-SCHWEBEL INTERNATIONAL INC.


CS-Interglas AG
c/o Prof. Dr. K. Peter Mailander
Haver & Mailander
Lenzhalde 83-85
70192 Stuttgart

                                                    31. Marz 1998

CONVERSION OF CONVERTIBLE NOTES

Gentlemen:

Clark-Schwebel International Inc. pursuant to the acquisition from Clark-Schwebel, Inc. holds DM 20.000.000 Convertible Notes issued by CS-Interglas AG under and in accordance with Terms of Notes ("Terms"). Under Sect. 2 para 4 of the Terms every holder of Notes is entitled to give notice of its decision to convert.

Based upon the foregoing Clark-Schwebel International Inc. hereby gives notices to CS-Interglas AG of its election to have DM 20.000.000 Convertible Notes converted into 250.000 bearer shares in the nominal value of DM 50,- per share of CS Interglas AG to be issued from a contingent share capital authorized by the shareholders meeting of February 26, 1993. This conversion shall become effective as of June 30, 1998; the Convertible Notes shall bear interest through March 31, 1998 and the Shares assigned upon conversion shall have pro rata temporis rights to receive dividends from and after April 1, 1998.

We will tender the Convertible Notes in exchange for the newly issued shares on June 30, 1998 or any other date as agreed at your offices.

Please confirm the due receipt of this notice by signing and returning to us the enclosed copy.

Sincerely
Clark-Schwebel International Inc.   Confirmed:
By:                                           ----------------------------------
   --------------------------------
J.P. Schwebel, Attorney-in-Fact     March 31, 1998 Prof. Dr. Mailander
                                                   as attorney-in-fact
                                                   for CS Interglas AG
                                                   under the attached Power
                                                   of Attorney of March 30, 1998

                                                                       EXHIBIT 3


[TO BE PRINTED ON THE STATIONARY OF CS-INTERGLAS AG AND EXECUTED BY TWO MEMBERS OF THE MANAGEMENT BOARD (VORSTAND)]



                                POWER OF ATTORNEY

The undersigned CS-Interglas AG of Erbach, registered in the Commercial Register of the Lower Court (Amtsgericht of Ulm) under HRB 2182 grants hereby to

                          Prof. Dr. K. Peter Mailander
                                Haver & Mailander
                                 Lenzhalde 83-85
                                 70192 Stuttgart
                           Federal Republic of Germany

the Power of Attorney to receive and accept on behalf of CS-Interglas AG the exercise of the conversion of Deutsche Marks twenty million Convertible Bonds held by Clark-Schwebel, International, Inc. of 300 Delaware Avenue, Suite 523, Wilmington, Delaware 19801, USA as well as to execute the receipt of having received such exercise of the conversion. This Power of Attorney expires on April 10, 1998. Prof. Mailander is relieved from the restrictions of Section 181 of the German Civil Code (BGB), and he is authorized to grant a sub-power of Attorney within the limits of this Power of Attorney to members of his firm Haver & Mailander shown on such firm's stationary.

March 30, 1998



                                         -----------------------------
                                                 CS-Interglas AG

                                                                       EXHIBIT 4



                                POWER OF ATTORNEY

The undersigned Walter Deschler on behalf of the Deschler Group grants hereby to

                       Clark Schwebel International, Inc.,
                         300 Delaware Avenue, Suite 523
                           Wilmington, Delaware 19801
                                       USA

the Power of Attorney to vote in shareholder's meetings of CS-Interglas AG all shares held by Walter Deschler, Deschler Beteiligungs Gesellschaft bR, Mrs. Marion Deschler-Poss and the Deschler Stiftung as well as shares held individually by Mr. Walter Deschler (the "Deschler Group"). This Power of Attorney is restricted to votes on the withdrawal and dismissal of one member of the Board of Supervisors of CS Interglas AG elected as nominees of the Deschler Group. This Power of Attorney is irrevocable. It expires if all shares held by the Deschler Group in CS-Interglas AG fall below 15% of all outstanding and issue shares. CS International is relieved from the restrictions of Section 181 of the German Civil Code.


March 31, 1998


                                           -------------------------------
                                                    Walter Deschler
                                           on behalf of the Deschler Group

                                                                       EXHIBIT 5


             TO BE PRINTED ON THE STATIONERY OF CS INTERGLAS AG AND EXECUTED BY TWO MEMBERS OF THE MANAGEMENT BOARD (VORSTAND).



Clark-Schwebel International, Inc.
Clark-Schwebel, Inc.
300 Delaware Avenue, Suite 523
Wilmington, Delaware   19801
USA

                                                   March 31, 1998



RE:      GERMAN MERGER CONTROL FILING WITH RESPECT TO THE
         ACQUISITION OF MORE THAN 25% AND MORE THAN 50% OF
         ALL SHARES OF CS INTERGLAS AG (CSI)


Dear Ladies and Gentlemen,

We hereby confirm that we will assist you in the preparation of all filings for clearance with the German Merger Control Authorities with respect to your acquisition of additional shares of CSI which increases your holdings in CSI to more than 25% and more than 50%, respectively. Our personnel will be available on short notice to assist in this respect so that the filing can be made with the authorities within the shortest possible period of time.

                                                   Yours sincerely,


                                                   C.S. Interglas AG

                                                                       EXHIBIT 6


             TO BE PRINTED ON THE STATIONERY OF CS-INTERGLAS AG AND EXECUTED BY TWO MEMBERS OF THE MANAGEMENT BOARD (VORSTAND)



Clark-Schwebel International, Inc.
Clark-Schwebel, Inc.
300 Delaware Avenue, Suite 523
Wilmington, Delaware  19808
USA
                                                   March 31, 1998


RE:   DUE DILIGENCE AT CS INTERGLAS AG (CSI)

Dear Ladies and Gentlemen,

We hereby confirm that you, your parent company Clark-Schwebel, Inc., and their accounting and legal advisors will be authorized to conduct a full due diligence of the business of CS Interglas AG and of all its affiliates. We will give full access to all books and records including those on disks, software, or other non-hard copy memories. Our personnel shall be available for details, explanations, and assistance. We assume that the due diligence will be conducted within a reasonable period of time at our premises or otherwise as to be agreed upon. Please notify us in advance of at least eight working days in writing as soon as you have decided to start conducting the due diligence. This letter is subject to the execution of the enclosed confidentiality covenant by you and by Clark-Schwebel Inc.

                                                   Yours sincerely,




                                                   CS-Interglas AG

                                                            EXHIBIT TO EXHIBIT 6


                            CONFIDENTIALITY COVENANT


The undersigned Clark-Schwebel Inc. and Clark-Schwebel International Inc., 300 Delaware Avenue, Suite 523, Wilmington, Delaware 19808, USA and P.O. Box 26271 Anderson, SC 29622 hereby covenant, jointly and separately, to keep all information retrieved during the conduct of due diligence of the business of CS-Interglas AG and its affiliates strictly confidential. Such information shall not be disclosed to any third parties except to accounting and legal advisors of Clark-Schwebel Inc. and/or Clark-Schwebel International Inc. Copies shall only be kept as far as is necessary for the proper documentation of the due diligence report to be prepared by Clark-Schwebel Inc., Clark-Schwebel International Inc. and its advisors.

March 30, 1998

--------------------------------        ---------------------------------
Clark-Schwebel Inc.                     Clark-Schwebel International Inc.